EXHIBIT 1.5

                                   BYLAW NO. 1

                              INSIDE HOLDINGS INC.

                                TABLE OF CONTENTS

1.   INTERPRETATION

     1.1     INTERPRETATION
     1.2     CONFLICT  WITH  ACT  OR  ARTICLES
     1.3     HEADINGS

2.   BUSINESS  OF  THE  CORPORATION

     2.1     CORPORATE  SEAL
     2.2     EXECUTION  OF  INSTRUMENTS
     2.3     BANKING  AND  FINANCIAL  ARRANGEMENTS
     2.4     VOTING  RIGHTS  IN  OTHER  BODIES  CORPORATE
     2.5     WITHHOLDING  INFORMATION  FROM  SHAREHOLDERS

3.   DIRECTORS  AND  BOARD

     3.1     CHAIRMAN  AND  ALTERNATE
     3.2     MEETINGS  -  PROCEDURE  -  CASTING  VOTE
     3.3     MEETINGS  BY  CONFERENCE  TELEPHONE
     3.4     NOTICE  OF  MEETING
     3.5     WAIVER  OF  NOTICE  OF  MEETING
     3.6     QUORUM
     3.7     CONTINUING  DIRECTORS  MAY  ACT  DURING  VACANCY
     3.8     VALIDITY  OF  ACTS  OF  DIRECTORS
     3.9     RESOLUTION  IN  WRITING  EFFECTIVE
     3.10    RESOLUTIONS  NEED  NOT  BE SECONDED AND CHAIRMAN MAY MOVE A MOTION
     3.11    REMUNERATION  AND  EXPENSES
     3.12    ALTERNATE  DIRECTORS

4.   EXECUTIVE  AND  OTHER  COMMITTEE

     4.1     APPOINTMENT  OF  EXECUTIVE  COMMITTEE
     4.2     APPOINTMENT  OF  COMMITTEES
     4.3     PROCEDURE  AT  MEETINGS

5.   POWERS  AND  DUTIES  OF  THE  DIRECTORS

     5.1     MANAGEMENT  OF  AFFAIRS  AND  BUSINESS
     5.2     APPOINTMENT  OF  ATTORNEY

6.   OFFICERS

     6.1     APPOINTMENT
     6.2     DELEGATION

     6.3     CHAIRMAN  OF  THE  BOARD
     6.4     MANAGING  DIRECTOR
     6.5     PRESIDENT
     6.6     VICE  PRESIDENT
     6.7     SECRETARY
     6.8     TREASURER
     6.9     OTHER  OFFICERS
     6.10     VARIATION  OF  THE  POWERS  AND  DUTIES
     6.11     REMOVAL  AND  DISCHARGE
     6.12     TERM  OF  OFFICE
     6.13     TERMS  OF  EMPLOYMENT  AND  REMUNERATION
     6.14     AGENTS  AND  ATTORNEYS
     6.15     FIDELITY  BONDS

7.   INDEMNIFICATION

     7.1     INDEMNIFICATION  OF  DIRECTORS AND OFFICERS AGAINST ACTION BY THIRD
             PARTIES
     7.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST ACTIONS BY THE CORPORATION
     7.3     RIGHT  OF  INDEMNITY  NOT  EXCLUSIVE
     7.4     INSURANCE

8.   SHARES

     8.1     ISSUANCE  AND  OPTIONS
     8.2     NON-RECOGNITION  OF  TRUSTS
     8.3     JOINT  SHAREHOLDERS

9.   BORROWING  POWERS  AND  FINANCIAL  ASSISTANCE

     9.1     POWERS  OF  DIRECTORS
     9.2     NEGOTIABILITY  OF  DEBT  OBLIGATION
     9.3     SPECIAL  RIGHTS  ATTACHED  TO  DEBT  OBLIGATION

10.  DIVIDENDS  AND  RIGHTS

     10.1     DIVIDEND  CHEQUES
     10.2     JOINT  SHAREHOLDERS
     10.3     NON-RECEIPT  OF  CHEQUES
     10.4     UNCLAIMED  DIVIDENDS

11.  MEETINGS  OF  SHAREHOLDERS

     11.1     ANNUAL  MEETINGS
     11.2     TIME  FOR  DEPOSIT  OF  PROXIES
     11.3     PERSONS  ENTITLED  TO  BE  PRESENT
     11.4     QUORUM
     11.5     ADJOURNMENT
     11.6     CHAIRMAN
     11.7     SECRETARY  OF  MEETING
     11.8     MOTIONS
     11.9     CHAIRMAN'S  CASTING  VOTE
     11.10     CHAIRMAN'S  DECLARATION

     11.11     VOTING  BY  BALLOT
     11.12     SCRUTINEERS

12.  NOTICES

     12.1     NOTICES
     12.2     NOTICE  OF  JOINT  SHAREHOLDERS
     12.3     CHANGE  OF  ADDRESS
     12.4     SIGNATURE  ON  NOTICE

13.  EFFECTIVE  DATE  AND  AMENDMENT

     13.1     EFFECTIVE  DATE
     13.2     AMENDING  BYLAW

                                   BYLAW NO. 1

       A Bylaw relating generally to the transaction of the business and affairs of INSIDE HOLDINGS INC. (the "Corporation")

SECTION  ONE  -  INTERPRETATION

1.1 INTERPRETATION. Words and expressions defined in the Business Corporations Act, Revised Statutes of the Yukon 1986, Chapter 15 as amended from time to time, and any Statute that may be substituted therefor, as amended from time to time (the "Act") have the same meanings when used in the Bylaws. Words importing the singular number include the plural and vice versa and words importing gender include masculine, feminine and neuter genders as required by the context.

1.2 CONFLICT WITH ACT OR ARTICLES. The Bylaws are subject to the provisions of the Act and the articles of the Corporation and in the event of conflict between the provisions of any Bylaws and the provisions of the Act or the articles, the provisions of the Act or the articles shall prevail over the Bylaws.

1.3 HEADINGS. The headings and indices used in the Bylaws are inserted for convenience of reference only and do not affect the interpretation of the Bylaws or any part thereof.


SECTION  TWO  -  BUSINESS  OF  THE  CORPORATION

2.1 CORPORATE SEAL. The Board of Directors of the Corporation (the "Board") may adopt and change a corporate seal which shall contain the name of the Corporation and the Board may cause to be created as many duplicates thereof as the Board shall determine.

2.2 EXECUTION OF INSTRUMENTS. The Board may from time to time direct the manner in which, and the person or persons by whom, any particular document or class of documents may or shall be signed and delivered. In the absence of a directors' resolution concerning the execution of any particular documents, documents shall be signed and delivered on behalf of the Corporation by one person, who holds the office of Chairman of the Board, President, Managing Director, Vice-President, Director, Secretary, Treasurer, Assistant-Secretary or Assistant-Treasurer or any other office created by bylaw or by resolution of the Board, including affixing the corporate seal to all such documents as may require the same.

2.3 BANKING AND FINANCIAL ARRANGEMENTS. The banking and financial business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking and financial business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

2.4 VOTING RIGHTS IN OTHER BODIES CORPORATE. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which, and the person or persons by whom, any particular voting rights or class of voting rights may or shall be exercised.

2.5 WITHHOLDING INFORMATION FROM SHAREHOLDERS. Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the Board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation shall be open to the inspection of shareholders and no shareholder shall have any right of inspection of any account, record or document of the Corporation except as conferred by the Act or authorized by the Board or by resolution passed at a general meeting of shareholders.

SECTION  THREE  -  DIRECTORS  AND  BOARD

3.1 CHAIRMAN AND ALTERNATE. The Chairman of the Board, if any, or in his absence the President, shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting. With the consent of the meeting, the solicitor of the Corporation may act as Chairman of a meeting of the Directors.

3.2 MEETINGS - PROCEDURE - CASTING VOTE. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

3.3 MEETINGS BY CONFERENCE TELEPHONE. A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities by means of which all Directors participating in the meeting can hear each other. A Director participating in a meeting in accordance with this Bylaw shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

3.4 NOTICE OF MEETING. A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting and shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Corporation or by leaving it at his usual business or residential address or by telephone, telegram, telex, facsimile or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed. Accidental omission to give notice of a meeting of Directors to, or by the non-receipt of notice by, any Director shall not invalidate the proceedings at that meeting.

3.5 WAIVER OF NOTICE OF MEETING. Any Director of the Corporation may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After the filing of such waiver with respect to future meetings, and until such waiver is withdrawn, no notice of any meeting of the Directors need be given to such Director or, unless the Director otherwise requires in writing to the Secretary, to his alternate Director, and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

3.6 QUORUM. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be a majority of the Directors or, if the number of Directors is fixed at one, shall be one Director.

3.7 CONTINUING DIRECTORS MAY ACT DURING VACANCY. The Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Corporation, but for no other purpose.

3.8 VALIDITY OF ACTS OF DIRECTORS . Subject to the provisions of the Act, all acts done at any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, not-withstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

3.9 RESOLUTION IN WRITING EFFECTIVE. A resolution consented to in writing, whether by document, telegram, telex, facsimile or any method of transmitting legibly recorded messages, by all of the Directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon.

3.10 RESOLUTIONS NEED NOT BE SECONDED AND CHAIRMAN MAY MOVE A MOTION. No resolution proposed at a meeting of Directors need be seconded, and the chairman of any meeting may move or propose a resolution.

3.11 REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services and reimbursed for expenses properly incurred by them as the Board may from time to time determine. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.12 ALTERNATE DIRECTORS. Any Director may by instrument in writing delivered to the Corporation appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Corporation. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages delivered to the Corporation revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.


SECTION  FOUR  -  EXECUTIVE  AND  OTHER  COMMITTEES

4.1 APPOINTMENT OF EXECUTIVE COMMITTEE. The Directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee, except as to acts done before such revocation or overriding, and to terminate the appointment or change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum thereof.

4.2 APPOINTMENT OF COMMITTEES. The Directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove Officers appointed by the Board) subject to such conditions as may be prescribed in such resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.

4.3 PROCEDURE AT MEETINGS. The Executive Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the chairman shall not have a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such Committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon.

SECTION  FIVE  -  POWERS  AND  DUTIES  OF  THE  DIRECTORS

5.1 MANAGEMENT OF AFFAIRS AND BUSINESS. The Directors shall manage or supervise the management of the affairs and business of the Corporation and shall have the authority to exercise all such powers of the Corporation as are not, by the Act or by the Articles or these Bylaws, required to be exercised by the Corporation in general meeting.

5.2 APPOINTMENT OF ATTORNEY. The Directors may from time to time by power of attorney or other instrument under seal appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bylaws and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of Officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any of the Directors or any of the members of the Corporation or in favour of any corporation, or of any of the members, Directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.


SECTION  SIX  -  OFFICERS

6.1 APPOINTMENT. The Board may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. Subject to those powers and authority which pursuant to the Act may only be exercised by the directors, the officers of the Corporation may exercise, respectively, such powers and authority and shall perform such duties, in addition to those specified in the Articles, as may from time to time be prescribed by the Board. Except for the Chairman of the Board, if appointed, and the Managing Director, if appointed, an officer may, but need not be, a director.

6.2 DELEGATION. In case of the absence of any officer or employee of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

6.3 CHAIRMAN OF THE BOARD. The Chairman of the Board, if appointed, shall be a director of the Corporation. The Chairman of the Board shall exercise such powers and authority and shall perform the duties which the directors may from time to time prescribe. During the absence or disability of the Chairman of the Board, his or her duties shall be performed and his or her powers exercised by the Managing Director, if any, or if no Managing Director, by the President.

6.4 MANAGING DIRECTOR. The Managing Director, if appointed, shall be a director of the Corporation, shall manage the operations of the Corporation generally, and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the Board. During the absence or disability of the Chairman of the Board and/or the President, or if no Chairman of the Board and/or President have been appointed, the Managing Director shall also have the powers and duties of the Chairman of the Board and/or the President.

6.5 PRESIDENT. The President shall, subject to the authority of the Board, be responsible for the general supervision of the business and affairs of the Corporation and shall have such other powers and duties as the Board may specify. During the absence or disability of the Chairman of the Board and/or the Managing Director, or if no Chairman of the Board and/or Managing Director have been appointed, in the event the President is a Director of the Corporation, the President shall also have the powers and duties of the Chairman of the Board and/or the Managing Director.

6.6 VICE-PRESIDENT. The Vice-President, or if more than one Vice-President has been appointed, the Vice-Presidents, may exercise such powers and authority and shall perform such duties as may from time to time be prescribed by the Board. Subject to Sections 4.3 and 4.4, one of the Vice-Presidents, being a shareholder and/or director, as the case may be, where required by the Act or these Bylaws, may exercise the powers and perform the duties of the Chairman of the Board and/or the Managing Director and/or the President during the absence or disability of the Chairman of the Board, the Managing Director and/or for the President.

6.7 SECRETARY. Except as may be otherwise determined from time to time by the Board, the Secretary shall attend and be the secretary to all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings. The Secretary shall give or cause to be given as and when instructed all notices to shareholders, directors, officers, auditors and members of committees of the Board. The Secretary shall be the custodian of the corporate seal, if any, of the Corporation and shall have charge of all books, papers, reports, certificates, records, documents, registers and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the Board or by the President.

6.8 TREASURER. The Treasurer shall be responsible for the keeping of proper accounting records in compliance with the Act and shall be responsible for the deposit of monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the Board may from time to time designate and shall be responsible for the disbursement of the funds of the Corporation. The Treasurer shall render to the Board whenever so directed an account of all financial transactions and of the financial position of the Corporation. The Treasurer may exercise such other duties as may from time to time be prescribed by the Board or by the President.

6.9 OTHER OFFICERS. The powers and duties of all other officers shall be those prescribed by the Board from time to time. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the President otherwise direct.

6.10 VARIATION OF THE POWERS AND DUTIES. The Board may from time to time vary, add to or limit the powers, authority and duties of any officer.

6.11 REMOVAL AND DISCHARGE. The Board may remove any officer of the Corporation, with or without cause, at any meeting called for that purpose and may elect or appoint others in their place or places. Any officer or employee of the Corporation, not being a member of the Board, may also be removed and discharged, either with or without cause, by the Chairman of the Board or the President. If, however, there be a contract with an officer or employee derogating from the provisions of this Section, such removal or discharge shall be subject to the provisions of such contract.

6.12 TERM OF OFFICE. Each officer appointed by the Board shall hold office until a successor is appointed, or until his earlier resignation or removal by the Board.

6.13 TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and the remuneration of officers appointed by the Board shall be settled by the Board from time to time.

6.14 AGENTS AND ATTORNEYS. The Board, the Chairman of the Board or the President may also from time to time appoint other agents, attorneys, officers and employees of the Corporation within or without Canada, who may be given such titles and who may exercise such powers and authority (including the power of subdelegation) and shall perform such duties of management or otherwise, as the Board may from time to time prescribe.

6.15 FIDELITY BONDS. The Board, the Chairman of the Board or the President may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful performance of their powers and duties, in such form and with such surety as the Board may from time to time determine.


SECTION  SEVEN  -  INDEMNIFICATION

7.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST ACTIONS BY THIRD PARTIES. Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:

     a) He acted honestly and in good faith with a view to the best interests of the Corporation; and

     b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST ACTIONS BY THE CORPORATION. The Corporation may with the approval of the Supreme Court of the Yukon Territory indemnify a person referred to in paragraph 5.1 in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subparagraphs 5.1(a) and (b).

7.3 RIGHT OF INDEMNITY NOT EXCLUSIVE. The provisions for indemnification contained in the Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in any other capacity while holding such office. This section shall also apply to a person who has ceased to be a director or officer, and shall enure to the benefit of the heirs and legal representatives of such person.

7.4 INSURANCE. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the Board may from time to time determine.


SECTION  EIGHT  -  SHARES

8.1 ISSUANCE AND OPTIONS. Subject to the Act and the rights of the current holders of the shares of the Corporation, the Board may from time to time allot, issue, sell, grant options to purchase or otherwise dispose of the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided in the Act.

8.2 NON-RECOGNITION OF TRUSTS. The Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise a right of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

8.3 JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION  NINE  -  BORROWING  POWERS  AND  FINANCIAL  ASSISTANCE

9.1 POWERS OF DIRECTORS. Subject to the provisions of the Act, the Directors may from time to time authorize the Corporation to:

9.2 NEGOTIABILITY OF DEBT OBLIGATION . The Directors may make any bonds, debentures or other debt obligations issued by the Corporation by their terms assignable free from any equities between the Corporation and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

9.3 SPECIAL RIGHTS ATTACHED TO DEBT OBLIGATION. The Directors may authorize the issue of any bonds, debentures or other debt obligations of the Corporation at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Corporation and otherwise as the Directors may determine at or before the time of issue.

SECTION  TEN  -  DIVIDENDS  AND  RIGHTS

10.1 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which a dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at the address shown in the records of the Corporation, unless such holder otherwise directs. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.2 JOINT SHAREHOLDERS. In the case of joint holders, a cheque for payment of dividends, bonuses, returns of capital or other money payable, shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the address shown in the records of the Corporation.

10.3 NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

10.4 UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.


SECTION  ELEVEN  -  MEETINGS  OF  SHAREHOLDERS

11.1 ANNUAL MEETINGS. The annual meeting of shareholders shall be held at such time in each year and, subject to the Articles of the Corporation, at such place as the Board, or failing it, the Chairman of the Board, the Managing Director or the President, may from time to time determine.

11.2 TIME FOR DEPOSIT OF PROXIES. The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice, or if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

11.3 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of the shareholders shall be those persons entitled to vote thereat, the directors and auditor (if any) of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or Bylaws to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

11.4 QUORUM. A quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holder or holders of five percent (5%) of the shares entitled to vote at the meeting are present in person or represented by proxy. No business shall be transacted at any meeting unless the requisite quorum is present at the time of the transaction of such business.

11.5 ADJOURNMENT. Should a quorum not be present at any meeting of shareholders, those present in person or by proxy and entitled to vote shall have power to adjourn the meeting for a period of not more than 30 days without notice other than announcement at the meeting. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned. Notice of meetings adjourned for more than 30 days and for more than 90 days shall be given as required by the Act.

11.6 CHAIRMAN. The chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:

     a)     the  Chairman  of  the  Board;

     b)     the  President;

     c) any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in order of their appointment to the office of Vice-President).

If no such officer is present within 15 minutes from the time fixed for the holding of the meeting of the shareholders, the persons present and entitled to vote shall choose one of their number then present to be chairman of that meeting.

11.7 SECRETARY OF MEETING. If the Secretary of the Corporation is absent, the chairman of a meeting of shareholders shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

11.8 MOTIONS. No motion proposed at a general meeting need be seconded and the Chairman may propose or second a motion.

11.9 CHAIRMAN'S CASTING VOTE. At any meeting of shareholders every question shall be determined by the majority of the votes cast on the question. In the case of an equality of votes at a meeting of shareholders, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

11.10 CHAIRMAN'S DECLARATION. At any meeting of shareholders, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

11.11 VOTING BY BALLOT. If a ballot is demanded by a shareholder or proxy holder entitled to vote at a shareholder's meeting and the demand is not withdrawn, the ballot upon the motion shall be taken in such manner as the chairman of the meeting shall direct. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles. The declaration by the Chairman of the meeting that the vote upon the question has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority and an entry in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of votes recorded in favour of or against any resolution or question.

11.12 SCRUTINEERS. The chairman or the secretary at any meeting of the shareholders or the shareholders then present may appoint one or more scrutineers, who need not be shareholders, to count and report upon the results of the voting which is done by ballot.


SECTION  TWELVE  -  NOTICES

12.1 NOTICES. In addition to any other method of service permitted by the Act, any notice or document required by the Act, the regulations, the articles or the Bylaws may be sent to any person entitled to receive same in the manner set out in the Act for service upon a shareholder or director and by any means of telecommunication, including electronic mail, with respect to which a written record is made. A notice sent by means of telecommunication shall be deemed to have been given on the first business day after the date upon which the written record is made.

12.2 NOTICE TO JOINT SHAREHOLDERS. If two or more persons hold shares jointly, notice may be given to one of such persons and such notice shall be sufficient notice to all of them.

12.3 CHANGE OF ADDRESS. The Secretary or Assistant Secretary may change or cause to be changed the address in the records of the Corporation of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

12.4 SIGNATURE ON NOTICE. The signature on any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.

SECTION  THIRTEEN  -  EFFECTIVE  DATE  AND  AMENDMENT

13.1 EFFECTIVE DATE. This Bylaw is effective from the date of the resolution of the Board adopting same and shall continue to be effective, unless amended by the Board, until the next meeting of shareholders of the Corporation, whereupon if same is confirmed or confirmed as amended, this Bylaw shall continue in effect in the form in which it was so confirmed.

13.2 AMENDING BYLAW. The Board may by resolution amend or repeal this Bylaw and such amendment or repeal shall have force and effect until confirmed by ordinary resolution of the shareholders entitled to vote at an annual general meeting.